                SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C.  20549

                    _________________________

                             Form S-8
                      REGISTRATION STATEMENT
                              Under
                    THE SECURITIES ACT OF 1933

                    _________________________

                       The Home Depot, Inc.
      (Exact name of registrant as specified in its charter)

               Delaware                                95-3261426
    (State or other jurisdiction of                  (I.R.S.Employer
    incorporation or organization)                 Identification Number)

  2727 Paces Ferry Road, Atlanta, GA                    30339-4089
(Address of Principal Executive Offices)                (Zip Code)

                            THE HOME DEPOT, INC.
                   NON-U.S. EMPLOYEE STOCK PURCHASE PLAN
                          (Full title of the plan)

                    _________________________

BERNARD MARCUS                                  Copies requested to:
Chairman and CEO                                Howard E. Turner, Esq.
The Home Depot, Inc.                            Smith, Gambrell & Russell
2727 Paces Ferry Road                           Suite 3100, Promenade II
Atlanta, Georgia 30339-4089                     Atlanta, Georgia 30309-3592
(404) 433-8211
(Name, address and telephone number of agent for service)

                    _________________________

                 CALCULATION OF REGISTRATION FEE
_______________________________________________________________________________
_______________________________________________________________________________

                                                     Proposed
                                     Proposed        Maximum
                                     Maximum         Aggregate    Amount of
Title of Securities   Amount to be   Offering Price  Offering     Registration
to be Registered      Registered     Per Share (*)   Price (*)    Fee
______________________________________________________________________________

Common Stock
($.05 par value)      5,000,000      $ 41.00         $205,000,000  $70,690
______________________________________________________________________________
______________________________________________________________________________

(*) Estimated solely for the purpose of calculating the registration fee based on the average of the high and low prices on April 25, 1995, pursuant to Rule 457 (c) and (h) under the Securities Act of 1933, as amended.

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                             PART II

          INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

 The following documents have been filed by The Home Depot, Inc.
(the "Registrant") with the Securities and Exchange Commission (the "Commission") and are hereby incorporated by reference in this Registration Statement:

 (1) The Registrant's Annual Report on Form 10-K for the year ended January 29, 1995, filed with the Commission pursuant to
Section 13 of the Securities Exchange Act of 1934, as amended (the "1934 Act"); and

 (2)   The section entitled "Description of Common Stock" in
Registrant's Report on Form 8-A, filed with the Commission pursuant to the 1934 Act.

 All documents subsequently filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14, or 15(d) of the 1934 Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part thereof from the date of filing of such documents.

ITEM 4.  DESCRIPTION OF SECURITIES.

 Not Applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

 None.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

 Article IV, Section 4, of the Registrant's Restated By-Laws provide that to the fullest extent permitted by Delaware law, each former, present or future, director, officer, employee or agent of the Corporation, and each person who may serve at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise shall be indemnified by the Corporation in all events.

 Article NINTH of the Registrant's Restated Certificate of Incorporation provides that to the fullest extent permitted by Delaware law, no director of the Registrant shall be liable to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Registrant or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of

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the Delaware General Corporation Law, or (iv)
for any transaction from which the director derived an improper personal benefit.

 Section 145 of the General Corporation Law of the State of
Delaware sets forth the applicable terms, conditions and limitations governing the indemnification of officers, directors and other persons.

 In addition, the Registrant maintains officers' and directors' liability insurance for the benefit of its officers and directors.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

 Not Applicable.

ITEM 8.  EXHIBITS.

 The following exhibits are filed as a part of this Registration
Statement:

 5     Opinion of Smith, Gambrell and Russell

 23.1  Consent of Smith, Gambrell and Russell, included in Exhibit 5

 23.2  Consent of KPMG Peat Marwick, LLP,  Independent Certified
       Public Accountants

 24    Powers of Attorney from Directors


ITEM 9.  UNDERTAKINGS.

The undersigned Registrant hereby undertakes:

 (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the Registration Statement.

 (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

 (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

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 (4)  That for the purposes of determining any liability under the
Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

 (5) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

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                               SIGNATURES

 Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Atlanta, State of Georgia, on this 24th day of April, 1995.


                           THE HOME DEPOT, INC.


                           By:  /s/ Bernard Marcus
                               ---------------------------------------
                               (Bernard Marcus, Chairman of the Board,
                               Chief Executive Officer and Secretary)



    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


    Signature                   Title                           Date



/s/ Bernard Marcus        Chairman of the Board, Chief          April 24, 1995
- -------------------        Executive Officer and Secretary
(Bernard Marcus>          (Principal Executive Officer)


/s/ Arthur M. Blank        President, Chief Operating Officer   April 24, 1995
- -------------------        and Director
(Arthur M. Blank)


/s/ Ronald M. Brill        Chief Financial Officer, Executive   April 24, 1995
- -------------------        Vice President and Director
(Ronald M. Brill)          (Principal Financial and Accounting
                           Officer)
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   Signature                    Title                   Date

    *
- -------------------             Director                April 24, 1995
(Frank Borman)


    *
- -------------------             Director
(Berry R. Cox)


    *
- -------------------             Director
(Milledge A. Hart, III)


    *
- -------------------             Director                April 24, 1995
(James W. Inglis)


    *
- -------------------             Director
(Donald R. Keough)


    *
- -------------------             Director
(Kenneth G. Langone)


    *
- -------------------             Director                April 24, 1995
(M. Faye Wilson)

* The undersigned, by signing his name hereto, does hereby sign this registration statement on behalf of each of the above-indicated directors of the Registrant pursuant to powers of attorney, executed on behalf of each such director.

                                By: /s/ Bernard Marcus
                                   ----------------------------------
                                        (Bernard Marcus,
                                        Attorney-in-fact)

                        FORM S-8
                REGISTRATION STATEMENT
                        UNDER
                THE SECURITIES ACT OF 1933

_________________________________________________________________
                   INDEX TO EXHIBITS



Exhibit No.

 5          Opinion of Smith, Gambrell and Russell

23.1        Consent of Smith, Gambrell and Russell (included in
            Exhibit 5 above)

23.2        Consent of KPMG Peat Marwick, LLP, Independent
            Certified Public Accountants

24          Powers of Attorney from Directors